Exhibit 99.1

Acacia Research Reports Fourth Quarter 2023 Financial Results

Intellectual Property Licensing and Settlement Agreements Drive Q4 Income;
Company Continues to Advance Capital Allocation and Business Strategy,
Announced Agreement to Acquire Cash Flow-Generating Oil and Gas Assets
with a Goal of Driving Book Value per Share
New York, NY, March 14, 2024 - Acacia Research Corporation (Nasdaq: ACTG) (“Acacia” or the “Company”) today reported financial results for the three months and full year ended December 31, 2023.
Martin (“MJ”) D. McNulty, Jr., Chief Executive Officer, stated, “Through the last quarter of 2023 and into the beginning of 2024 we continued to meaningfully advance our business strategy in an effort to drive earnings and book value per share growth in disciplined and unique ways. For example, in the fourth quarter our Intellectual Property team generated $82 million in gross revenue from its WiFi-6 licensing initiatives. We were able to commit a portion of this income as well as proceeds from the sale of a life science asset into a highly attractive near-team addition to our oil and gas business, which we expect to close in Q2. We expect to execute on additional acquisitions, including in the oil and gas space, and anticipate further IP-related income setting the stage for meaningful future cash flows while preserving our capital base. Our scale, including more than $430 million in cash as of today, gives us significant advantages as we seek to acquire future cash flows to continue to drive value for shareholders.”
Mr. McNulty continued, “I am pleased with the progress we have made. In particular, our book value increased from $5.04 per share at September 30, 2023 to $5.90 at December 31, 2023. Additional opportunities are moving forward, including both public and private targets, demonstrating the significant optionality built into our model, and enabling us to exploit inefficiencies and unlock value from a diverse variety of assets. I believe we enter 2024 with accelerating momentum in our existing stable of businesses and our M&A activity.”
Key Business Highlights
•Generated $92.3 million in consolidated revenue for the quarter compared to $13.1 million in revenue in the fourth quarter of 2022, including $82.8 million in license fee revenue from the Company’s intellectual property operations.
•Entered into an agreement to sell our shares of Arix Bioscience Plc for a cash purchase price of $57.1 million (which represents a purchase price of 1.43 British pounds (or GBP) per share, based on the exchange rate on the date that the parties agreed to the purchase price). The share sale closed on January 19, 2024.
•Recorded $11.9 million of net realized and unrealized gains during the quarter, inclusive of unrealized gains as of December 31, 2023 related to the Arix shares.
•Acquired a majority stake in Benchmark Energy II LLC, an independent oil and gas company engaged in the acquisition, production and development of oil and gas assets in mature resource plays in Texas and Oklahoma. On February 16, 2024, Benchmark entered into a Purchase and Sale Agreement to acquire certain upstream assets and related facilities in Texas and Oklahoma from a private seller (the “Transaction”), which will expand the Benchmark portfolio by adding approximately 140,000 net acres and approximately 470 operated producing wells in the prolific Western Anadarko Basin throughout the Texas Panhandle and Western Oklahoma.

Fourth Quarter and Full Year 2023 Financial Highlights
(In millions, except per share data)

	Three Months Ended December 31,		Years Ended December 31,
	2023	2022	2023	2022
	(unaudited)		(unaudited)
Intellectual property operations	$82.8	$2.5	$89.2	$19.5
Industrial operations	8.6	10.6	35.1	39.7
Energy operations	0.8	—	0.8	—
Total revenues	$92.3	$13.1	$125.1	$59.2
Operating income (loss)	$55.9	$(14.5)	$20.9	$(40.1)
Unrealized gains (losses)[1]	$12.6	$2.5	$31.4	$(263.7)
Realized (losses) gains	$(1.6)	$10.9	$(10.9)	$125.3
Non-cash derivative liability gains (losses)[2]	$—	$(21.5)	$8.2	$13.1
GAAP Net income (loss)	$74.8	$(18.4)	$67.1	$(125.1)
GAAP Diluted net income (loss) per share	$0.75	$(0.50)	$0.58	$(3.13)

[1] Unrealized gains and (losses) are related to the change in fair value of equity securities as of the end of the reported period.
[2] The non-cash derivative liability gains and (losses) are related to the change in fair value of Acacia’s Series A and B warrants and embedded derivatives and gains and (losses) from the exercise of warrants.

Fourth Quarter 2023 Financial Summary:
•Total revenues were $92.3 million, compared to $13.1 million in the same quarter last year.
◦The Intellectual Property business generated $82.8 million in licensing and other revenue during the quarter, compared to $2.5 million in the same quarter last year.
◦Printronix generated $8.6 million in revenue during the quarter, compared to $10.6 million in the same quarter last year.
◦Benchmark generated $0.8 million in revenue in the quarter subsequent to the completion of the acquisition of Benchmark that closed on November 13, 2023.
•General and administrative expenses were $10.6 million, compared to $15.9 million in the same quarter of last year, with the decrease due to the decrease in expenses related to the agreement with Starboard Value LP to streamline the Company’s capital structure and strengthen its financial position (the “recapitalization transactions”) and a decrease in severance expense.
•Operating income of $55.9 million, compared to operating loss of $14.5 million in the same quarter of last year, with the increase due to higher revenues generated.
◦Printronix contributed $0.5 million in operating income which included $0.7 million of non-cash depreciation and amortization expense.
◦Benchmark contributed $0.1 million in operating loss which included $0.3 million of non-cash charges.
•GAAP net income of $74.8 million, or $0.75 per diluted share, compared to GAAP net loss of $18.4 million, or $0.50 per diluted share, in the fourth quarter of last year.
◦Net income included $12.6 million in unrealized gains related to the increase in share price of certain holdings and the gain for the forward sale agreement with for the shares of Arix.
◦The fourth quarter included $2.5 million in non-recurring charges.
Full-Year 2023 Financial Summary:
•Total revenues were $125.1 million, compared to $59.2 million last year.
◦The Intellectual Property business generated $89.2 million in licensing and other revenue, compared to $19.5 million last year.
◦Printronix generated $35.1 million in revenue, compared to $39.7 million last year.
◦Benchmark generated $0.8 million in revenue for the year (subsequent to the completion of the acquisition on November 13, 2023).
•General and administrative expenses were $43.7 million, compared to $52.7 million last year due to the decrease in expenses related to the recapitalization transactions and a decrease in severance expense.
•Operating income was $20.9 million, compared to an operating loss of $40.1 million last year.

◦Printronix contributed $0.7 million in operating income.
◦Benchmark contributed $0.1 million in operating loss which included $0.3 million of non-cash charges.
•GAAP net income was $67.1 million, or $0.58 per diluted share, compared to GAAP net loss of $125.1 million, or $3.13 per diluted share, last year.
◦Net income included $10.9 million in realized loss, offset by $31.4 million in unrealized gain, related to the increase in share price of certain holdings and the gain for the forward sale agreement for the shares of Arix.
◦The Company recognized non-cash income of $8.2 million related to the change in fair value of the Series A and B warrants and embedded derivatives.
Life Sciences Portfolio
Acacia has generated $507.1 million in proceeds from sales and royalties of the Life Sciences Portfolio, which was purchased for an aggregate price of $301.4 million in 2020. At the end of the fourth quarter, the remaining positions in the Life Sciences Portfolio represented $82.8 million in book value, inclusive of the Company’s holdings in Arix Bioscience Plc:
•On November 1, 2023, Acacia through its wholly owned subsidiary entered, into an agreement with RTW Biotech Opportunities Ltd. to sell its Arix shares to RTW Bio for a purchase price of $57.1 million in aggregate (representing £1.43 per share at an exchange rate of 1.2087 USD/GBP).
•On January 19, 2024, the Company completed its sale of Arix shares. Following the completion of the share sale, the Company and its subsidiaries no longer own any shares of Arix.
•Acacia holds interests in three private companies, valued at an aggregate of $25.7 million, net of non-controlling interest, including an approximately 26% interest in Viamet Pharmaceuticals, Inc., an approximately 18% interest in AMO Pharma, Ltd., and an approximately 4% interest in NovaBiotics Ltd. Values are based on cost or equity accounting.
Balance Sheet and Capital Structure
•Cash, cash equivalents and equity investments measured at fair value totaled $403.2 million at December 31, 2023 compared to $349.4 million at December 31, 2022. The increase in cash was primarily due to the completed Rights Offering and concurrent Private Rights Offering and the proceeds from the exercise of the Series B warrants.
•Equity securities without readily determinable fair value totaled $5.8 million at December 31, 2023, which amount was unchanged from December 31, 2022.
•Investment securities representing equity method investments totaled $19.9 million at December 31, 2023 (net of noncontrolling interests), which amount was unchanged from December 31, 2022. Acacia owns 64% of MalinJ1, which results in a 26% indirect ownership stake in Viamet Pharmaceuticals, Inc. for Acacia.
•The parent company’s total indebtedness was zero at December 31, 2023 following the conversion of the Senior Secured Notes issued to Starboard in July 2023. On a consolidated basis, Acacia’s total indebtedness was $10.5 million at December 31, 2023, which includes $10.5 million in non-recourse debt at Benchmark.
Book Value as of December 31, 2023
At December 31, 2023, book value was $589.6 million and there were 99.9 million shares of common stock outstanding, for a book value per share of $5.90. Acacia’s book value reflects the exercise of the Series B warrants and conversion of the Series A Redeemable Convertible Preferred Stock, which occurred on July 13, 2023 as part of the recapitalization transactions.
Investor Conference Call
The Company will host a conference call today, March 14, 2024 at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time).
To access the live call, please dial 888-506-0062 (U.S. and Canada) or 973-528-0011 (international) and if requested, reference conference ID 248690. The conference call will also be simultaneously webcasted on the investor relations section of the Company’s website at http://www.acaciaresearch.com under Events & Presentations. Following the conclusion of the live call, a replay of the webcast will be available on the Company's website for at least 30 days.
About the Company
Acacia is a publicly traded (Nasdaq: ACTG) company that is focused on acquiring and operating attractive businesses across the industrial, healthcare, energy, and mature technology sectors where it believes it can leverage its expertise, significant capital base, and deep industry relationships to drive value. Acacia evaluates opportunities based on the attractiveness of the underlying cash flows, without regard to a specific investment horizon. Acacia operates its businesses based on three key principles of people, process and performance and has built a management team with demonstrated expertise in research, transactions and execution, and operations and management. Additional information about Acacia and its subsidiaries is available at www.acaciaresearch.com.
Safe Harbor Statement
This news release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are based upon the Company’s current expectations and speak only as of the date hereof. This news release attempts to identify forward-looking statements by using words such as “anticipate,” “believe,” “could,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “will,” or other forms of these words or similar words or expressions or the negative thereof, although not all forward-looking statements contain these terms. The Company’s actual results may differ materially and adversely from those expressed or implied in any forward-looking statements as a result of various factors and uncertainties, including the Company’s ability to successfully implement its strategic plan, changes to the Company’s relationship and arrangements with Starboard Value LP, the Company’s ability to successfully identify and complete strategic acquisitions of businesses, divisions, and/or assets, the performance of businesses, divisions, and/or assets the Company acquires, the ability to successfully develop licensing programs and attract new business, changes in demand for current and future intellectual property rights, legislative, regulatory and competitive developments addressing licensing and enforcement of patents and/or intellectual property in general, the decrease in demand for Printronix' products, Benchmark’s ability to execute on its business strategy, risks relating to price and other fluctuations in the oil and gas market, environmental liability risk, regulatory changes related to the oil and gas industry, other risks inherent in the ownership and operation of oil and gas assets, Benchmark’s ability to close the Transaction, general economic conditions, and the success of the Company’s investments. The Company’s Annual Report on Form 10-K, and other SEC filings discuss these and other important risks and uncertainties that may materially affect the Company’s business, results of operations and financial condition. In addition, actual results may differ materially as a result of additional risks and uncertainties of which the Company is currently unaware or which the Company does not currently view as material. Except as otherwise required by applicable law, the Company undertakes no obligation to revise or update publicly any forward-looking statements for any reason.
The results achieved by the Company in prior periods are not necessarily indicative of the results to be achieved by us in any subsequent periods. It is currently anticipated that the Company’s financial results will vary, and may vary significantly, from quarter to quarter.
Investor Contact:
FNK IR
Rob Fink, 646-809-4048
rob@fnkir.com

ACACIA RESEARCH CORPORATION
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)

	December 31, 2023	December 31, 2022

ASSETS
Current assets:
Cash and cash equivalents	$340,091	$287,786
Equity securities	63,068	61,608
Equity securities without readily determinable fair value	5,816	5,816
Equity method investments	30,934	30,934
Accounts receivable, net	80,555	8,231
Inventories	10,921	14,222
Prepaid expenses and other current assets	23,127	19,388
Total current assets	554,512	427,985

Property, plant and equipment, net	2,356	3,537
Oil and natural gas properties, net	25,117	—
Goodwill	8,990	7,541
Other intangible assets, net	33,556	36,658
Operating lease, right-of-use assets	1,872	2,005
Deferred income tax assets, net	2,915	—
Other non-current assets	4,227	5,202
Total assets	$633,545	$482,928

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK, AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$3,261	$6,036
Accrued expenses and other current liabilities	8,405	14,058
Accrued compensation	4,207	4,737
Royalties and contingent legal fees payable	10,786	699
Deferred revenue	977	1,229
Senior secured notes payable	—	60,450
Total current liabilities	27,636	87,209

Deferred revenue, net of current portion	458	568
Series A embedded derivative liabilities	—	16,835
Series B warrant liabilities	—	84,780
Long-term lease liabilities	1,736	1,873
Deferred income tax liabilities, net	—	742
Revolving credit facility	10,525	—
Other long-term liabilities	3,581	1,675
Total liabilities	43,936	193,682

Commitments and contingencies

Series A redeemable convertible preferred stock, par value $0.001 per share; stated value $100 per share; zero and 350,000 shares authorized, issued and outstanding as of December 31, 2023 and 2022, respectively; aggregate liquidation preference of zero and $35,000 as of December 31, 2023 and 2022, respectively	—	19,924

Stockholders' equity:
Preferred stock, par value $0.001 per share; 10,000,000 shares authorized; no shares issued or outstanding	—	—
Common stock, par value $0.001 per share; 300,000,000 shares authorized; 99,895,473 and 43,484,867 shares issued and outstanding as of December 31, 2023 and 2022, respectively	100	43
Treasury stock, at cost, 16,183,703 shares as of December 31, 2023 and 2022	(98,258)	(98,258)
Additional paid-in capital	906,153	663,284
Accumulated deficit	(239,729)	(306,789)
Total Acacia Research Corporation stockholders' equity	568,266	258,280

Noncontrolling interests	21,343	11,042

Total stockholders' equity	589,609	269,322

Total liabilities, redeemable convertible preferred stock, and stockholders' equity	$633,545	$482,928

ACACIA RESEARCH CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)

	Three Months Ended December 31,		Years Ended December 31,
	2023	2022	2023	2022
	(unaudited)	(unaudited)
Revenues:
Intellectual property operations	$82,826	$2,511	$89,156	$19,508
Industrial operations	8,637	10,610	35,098	39,715
Energy operations	848	—	848	—
Total revenues	92,311	13,121	125,102	59,223

Costs and expenses:
Cost of revenues - intellectual property operations	18,946	3,549	34,164	18,029
Cost of revenues - industrial operations	4,479	5,927	18,009	19,359
Cost of production - energy operations	656	—	656	—
Engineering and development expenses - industrial operations	142	135	735	626
Sales and marketing expenses - industrial operations	1,523	2,192	6,908	8,621
General and administrative expenses	10,623	15,867	43,694	52,680
Total costs and expenses	36,369	27,670	104,166	99,315
Operating income (loss)	55,942	(14,549)	20,936	(40,092)

Other income (expense):
Equity securities investments:
Change in fair value of equity securities	12,640	2,507	31,423	(263,695)
(Loss) gain on sale of equity securities	(1,570)	10,884	(10,930)	125,318
Earnings on equity investment in joint venture	792	(404)	4,167	42,531
Net realized and unrealized gain (loss)	11,862	12,987	24,660	(95,846)
Change in fair value of the Series A and B warrants and embedded derivatives	—	(21,488)	8,241	13,102
Gain (loss) on foreign currency exchange	28	1,208	53	(3,324)
Interest expense on Senior Secured Notes	—	(900)	(1,930)	(6,432)
Interest income and other, net	5,523	2,351	15,466	5,442
Total other income (expense)	17,413	(5,842)	46,490	(87,058)

Income (loss) before income taxes	73,355	(20,391)	67,426	(127,150)

Income tax benefit	2,145	1,812	1,504	16,211

Net income (loss) including noncontrolling interests in subsidiaries	75,500	(18,579)	68,930	(110,939)

Net (income) loss attributable to noncontrolling interests in subsidiaries	(744)	193	(1,870)	(14,126)

Net income (loss) attributable to Acacia Research Corporation	$74,756	$(18,386)	$67,060	$(125,065)

Income (loss) per share:
Net income (loss) attributable to common stockholders - Basic	$74,611	$(20,528)	$55,140	$(133,035)
Weighted average number of shares outstanding - Basic	99,697,447	41,361,988	75,296,025	42,460,504
Basic net income (loss) per common share	$0.75	$(0.50)	$0.73	$(3.13)
Net income (loss) attributable to common stockholders - Diluted	$74,611	$(20,528)	$53,208	$(133,035)
Weighted average number of shares outstanding - Diluted	99,932,858	41,361,988	92,411,818	42,460,504
Diluted net income (loss) per common share	$0.75	$(0.50)	$0.58	$(3.13)